                                   EXHIBIT A
                                   ---------

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-1 Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Multi Managed Large Cap Core VP   SEE ATTACHED
-------------------------------   --------------------------------------------
Name of Fund                      Date of Trade

SEE ATTACHED                      BIDS & Morgan Stanley
-------------------------------   --------------------------------------------
Security                          Name of Affiliated Broker

$4,044.98                         $0.004 & $0.031
-------------------------------   --------------------------------------------
Total Commission                  Unit Cost of Commission (i.e., per share
                                  charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
------------------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

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                                   EXHIBIT B
                                   ---------

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                     For The Quarter Ended: March 31, 2013
                                            --------------

Name of Fund: Multi Managed Large Cap Core VP
              -------------------------------

Total broker-dealer commissions paid by the Fund during quarter: $12,974.96
                                                                 ----------

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS
                              ----

   Total compensation to that Affiliated Broker: $11.56
                                                 ------

   Name of Affiliated Broker: Morgan Stanley
                              --------------

   Total compensation to that Affiliated Broker: $4,033.42
                                                 ---------

   Name of Affiliated Broker:
                             ------------------------

   Total compensation to that Affiliated Broker:
                                                ------------------------

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Jack Murray                            4/8/13
--------------------------------------     ------
Jack Murray                                Date
Executive Director